EXHIBIT 32.01

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

I, Kevin D. Cole, certify that (i) the Form 10Q for the quarter ended March 31, 2022 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended March 31, 2022 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

Date: May 16, 2022	THE CAMPBELL FUND TRUST
By: Campbell & Company, LP, Managing Operator

	By:	/s/ Kevin D. Cole
Kevin D. Cole
Chief Executive Officer & Chief Investment Officer